UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii (Address of Principal Executive Offices)	96819 (Zip Code)

Registrant’s telephone number including area code: (808) 848-1211

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

Merger Agreement and Related Transactions

On November 11, 2014, Matson Navigation Company, Inc. (“Matson Navigation”), a wholly owned subsidiary of Matson, Inc. (“Matson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Matson Navigation, Hogan Acquisition Inc., a wholly owned subsidiary of Matson Navigation (“Merger Sub”), and Horizon Lines, Inc. (“Horizon”).  The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Horizon (the “Merger”) with Horizon surviving the Merger and becoming a wholly owned subsidiary of Matson Navigation.

Simultaneously with the execution of the Merger Agreement, Horizon entered into a Contribution, Assumption and Purchase Agreement (the “Purchase Agreement”) by and among The Pasha Group (“Pasha”), SR Holding LLC, a wholly owned subsidiary of Pasha (“Pasha Sub”), Horizon and Sunrise Operations LLC, a wholly owned subsidiary of Horizon.  Pursuant to the Purchase Agreement, Horizon has agreed to sell its container shipping business serving the market of Hawaii from the continental United States to Pasha, which sale will take place immediately prior to and as a condition to the consummation of the Merger (the “Hawaii Precedent Transaction”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each issued and outstanding share of common stock of Horizon, par value $0.01 per share (“Horizon Common Stock”) (other than shares of Horizon Common Stock held by dissenting stockholders) will be cancelled and converted into the right to receive an amount in cash equal to $0.72, without interest (the “Merger Consideration”), and (ii) each outstanding warrant to acquire shares of Horizon Common Stock will be cancelled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration multiplied by the total number of shares of Horizon Common Stock subject to such warrant immediately prior to the Effective Time.

In addition, at the Effective Time, (i) each restricted stock unit with respect to shares of Horizon Common Stock, whether vested or unvested, will be converted into a vested right to receive an amount in cash equal to the Merger Consideration, (ii) each share of restricted stock of Horizon will be converted into a vested right to receive an amount in cash equal to the Merger Consideration and (iii) each outstanding option to acquire shares of Horizon Common Stock, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price of such option, multiplied by (y) the total number of shares of Horizon Common Stock subject to such option immediately prior to the Effective Time.

The respective Boards of Directors of Matson, Matson Navigation, Merger Sub and Horizon have approved the Merger Agreement and the transactions contemplated thereby, and the Board of Directors of Horizon has declared advisable the Merger Agreement and the transactions contemplated thereby and recommended that the Horizon stockholders adopt the Merger Agreement.

The consummation of the Merger is subject to various customary closing conditions, including, among others, (i) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of the Horizon Common Stock entitled to vote on the Merger and (ii) the absence of a material adverse effect in connection with Horizon’s non-Hawaii business.  In addition, Matson Navigation’s obligation to consummate the Merger is conditioned upon, among other things, (x) the completion of the Hawaii Precedent Transaction and (y) if any of the main engines of Horizon’s vessels in the Alaska trade lane are operating on ultra-low-sulfur fuel, the net adverse financial impact associated with such use being $15 million or less for the period before closing.  Consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants of Horizon and Matson Navigation, including covenants to use reasonable best efforts to obtain any required regulatory and third party consents.  Prior to the consummation of the Merger, Horizon is subject to restrictions on its ability to solicit alternative acquisition proposals or to provide information to, or engage in discussion with, third parties regarding such proposals, except under limited circumstances to permit Horizon’s Board of Directors to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for Horizon and Matson Navigation, including in specified circumstances in connection with an alternative acquisition proposal that Horizon’s Board of Directors has determined to be a superior proposal.  In addition, each of Horizon and Matson Navigation may terminate the Merger Agreement if the Purchase Agreement has been terminated.  Upon termination of the Merger Agreement and the Purchase Agreement under certain specified circumstances involving a superior proposal, (i) the terms of the Merger Agreement require Horizon to pay Matson Navigation a termination fee of $17,149,600 and reimburse Matson Navigation for its out-of-pocket expenses relating to the transactions contemplated by the Merger Agreement and (ii) the terms of the Purchase Agreement require Horizon to pay Pasha a termination fee of $4,950,400 and reimburse Pasha for its out-of-pocket expenses relating to the Hawaii Precedent Transaction.

Voting Agreements

In connection with the execution of the Merger Agreement, certain security holders of Horizon who owned Horizon Common Stock and warrants to purchase Horizon Common Stock representing 55 percent of the fully diluted equity, which also represents 41 percent of the outstanding voting Horizon Common Stock on November 11, 2014 (the “Holders”), entered into voting agreements with Matson Navigation dated as of November 11, 2014 (each, a “Voting Agreement”).  Under the terms of each Voting Agreement, each Holder agreed, subject to certain exceptions, to vote any shares of Horizon Common Stock held by such Holder in favor of the Merger and the adoption of the Merger Agreement and not to transfer any Horizon Common Stock, warrants to purchase shares of Horizon Common Stock or other voting securities of Horizon held by such Holder except to certain permitted transferees who agree to become bound by the terms of the Voting Agreement.

The foregoing summaries of the Merger Agreement and the Voting Agreements, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference, and the full text of the form of Voting Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement, the form of Voting Agreement and the above descriptions have been included to provide security holders with information regarding the terms of the Merger Agreement and Voting Agreements. They are not intended to provide any other factual information about Matson, Matson Navigation, Merger Sub, Horizon, or their respective subsidiaries or affiliates or security holders. The representations, warranties and covenants contained in the Merger Agreement and Voting Agreements were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement or the Voting Agreements, as applicable; and may be subject to limitations agreed upon by the parties. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Matson, Matson Navigation, Horizon, Merger Sub or any of their respective subsidiaries, affiliates, businesses or security holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Matson or Horizon. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Matson, Matson Navigation, Horizon or Merger Sub and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 8.01.                                        Other Events.

On November 11, 2014, Matson and Horizon issued a joint press release announcing the Merger Agreement.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 11, 2014, Matson held a conference call with investors and analysts to provide supplemental information regarding the proposed transaction.  Copies of the script used for the audio webcast and the accompanying slides are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

Safe Harbor Statement/Forward Looking Statements

Certain information set forth in this communication, including financial estimates, projections about the industries and markets in which Matson and Horizon operate, and statements as to the expected timing, completion and effects of the proposed merger between Matson and Horizon, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “predict,” “project,” “would” and similar expressions as they relate to each company or their respective management teams. These estimates and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected in or suggested by such statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions, the estimated timetable for completing the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Matson and/or Horizon and are subject to significant risks and uncertainties outside of Matson’s and/or Horizon’s control.

Risks and uncertainties related to the proposed merger include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Horizon’s stockholders may not adopt the merger agreement; the risk that the necessary regulatory approvals for the Merger and the sale of Horizon’s Hawaii business may not be obtained or may be obtained subject to conditions that are not anticipated; uncertainties as to the timing of the merger; risks related to the proposed divestiture of Horizon’s Hawaii business; competitive responses to the proposed merger; response by activist shareholders to the merger; risks that any of the closing conditions to the proposed merger and divestiture of Horizon’s Hawaii business may not be satisfied in a timely manner; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending litigation; risks related to the disruption of management time from ongoing business operations due to the proposed merger; failure to realize the synergies and other benefits expected from the proposed merger; risks related to integration of the non-Hawaii business of Horizon following consummation of the proposed merger; changes in general economic and/or industry-specific conditions; and the effect of the announcement of the proposed merger on the ability of Matson and Horizon to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. For further information regarding factors affecting future results of Matson and Horizon, please refer to their respective Annual Reports filed on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, in the case of Matson, and for the quarters ended March 23, 2014, June 22, 2014 and September 21, 2014, in the case of Horizon, and other documents filed by Matson and Horizon with the SEC, which are available at the SEC’s website http://www.sec.gov. Neither Matson nor Horizon is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Matson and Horizon. Horizon intends to file with the SEC a proxy statement in connection with the proposed transaction with Matson. Horizon also intends to file with the SEC other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Horizon and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS OF HORIZON ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain copies of the proxy statement (when available) and other documents filed by Matson and Horizon, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Matson will be made available free of charge on Matson’s website at www.matson.com. Copies of documents filed with the SEC by Horizon will be made available free of charge on Horizon’s website at www.horizonlines.com.

Participants in the Solicitation

Matson, Inc. and Horizon Lines, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Horizon common stock in respect of the proposed transaction. Information about Matson’s directors and executive officers is set forth in the proxy statement for Matson’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 10, 2014. Information about Horizon’s directors and executive officers is set forth in the proxy statement for Horizon’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2014. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, will be contained in the Horizon proxy statement and other relevant materials to be filed with the SEC by Matson and Horizon regarding the proposed merger when they become available.  Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from Matson or Horizon using the sources indicated above.

Item 9.01                                           Financial Statements And Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of November 11, 2014, by and among Matson Navigation Company, Inc., Hogan Acquisition Inc. and Horizon Lines, Inc.

10.1	Form of Voting Agreement, dated as of November 11, 2014, among Matson Navigation Company, Inc. and certain holders of voting securities of Horizon Lines, Inc.

99.1	Joint Press Release, dated November 11, 2014, issued by Matson, Inc. and Horizon Lines, Inc.

99.2	Audio Webcast Script, dated November 11, 2014

99.3	Audio Webcast Slides, dated November 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President and Chief Financial Officer

Dated: November 11, 2014

Exhibit Index

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of November 11, 2014, by and among Matson Navigation Company, Inc. Hogan Acquisition Inc. and Horizon Lines, Inc.

10.1	Form of Voting Agreement, dated as of November 11, 2014, among Matson Navigation Company, Inc. and certain holders of voting securities of Horizon Lines, Inc.

99.1	Joint Press Release, dated November 11, 2014, issued by Matson, Inc. and Horizon Lines, Inc.

99.2	Audio Webcast Script, dated November 11, 2014

99.3	Audio Webcast Slides, dated November 11, 2014